UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

REED’s, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-.

201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON December 12, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Reed’s, Inc. (“we”, “us”, “Reed’s” or the “company”), will be held at 11:00 a.m. Eastern time, on December 12, 2023. The Annual Meeting is called to conduct the following items of business:

1.	To elect John J. Bello, Norman E. Snyder, Jr., Lewis Jaffe, Randle Lee Edwards, Louis Imbrogno, Jr., Shufen Deng and Thomas W. Kosler to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification (the “Election of Directors Proposal”);
2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”); and
3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

We are providing our proxy materials to our stockholders over the Internet. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. Accordingly, stockholders of record at the close of business on October 13, 2023, will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) with details on accessing these materials. Beneficial owners of Reed’s common stock at the close of business on October 13, 2023, will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold shares. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during the ten days prior to the Annual Meeting, during ordinary business hours, at Reed’s principal executive office. The stockholder list will also be available for review online during the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

Your vote is very important. Whether or not you plan to attend the 2023 Annual Meeting, we encourage you to read the Proxy Statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2023 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability or the notice you receive from your broker, bank, or other intermediary.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners, LLC at the address set forth below.

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 259-6290

E-mail: info@okapipartners.com

By Order of the Board of Directors,

/s/ John J. Bello
John J. Bello
Chairman

Norwalk, Connecticut	November 1, 2023

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope or vote by telephone or online following the instructions on the proxy.

PROXY STATEMENT FOR 2023

ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

REED’S, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2023

IMPORTANT

The Proxy Statement and our Annual Report on Form 10-K for the fiscal period ended December 31, 2022 (the “Annual Report”) are available at www.okapivote.com/REEDS.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or about November 2, 2023. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Please refer to the question entitled “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” below for important details regarding different forms of stock ownership.

The enclosed proxy is solicited by the Board of Directors (“board”) of Reed’s, Inc., a Delaware corporation, for use at the Reed’s, Inc. 2023 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, we use the terms the “company,” “Reed’s” “we”, “our”, and “us” to refer to Reed’s, Inc.

References in the Proxy Materials to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

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Questions and answers about the 2023 annual meeting and procedural matters

WHY AM I RECEIVING THESE PROXY MATERIALS?

The board has made available on the Internet or is providing to you in printed form these proxy materials. We do this in order to solicit voting proxies for use at Reed’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held Tuesday, December 12, 2023, at 11:00 a.m. Eastern Time, and at any adjournment or postponement thereof. If you are a stockholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares of Reed’s common stock in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about November 2, 2023. As a stockholder, you are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement.

Who may vote?

The board has fixed the close of business on October 13, 2023, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above. If you want to inspect the stockholder list prior to the meeting, please call Joann Tinnelly, our Chief Financial Officer at 1-203-890-0557 to schedule an appointment. In addition, the list of stockholders also will be available during the Annual Meeting.

WHAT is the difference between holding shares as a stockholder of record or as a beneficial owner?

You are the “stockholder of record” of any shares that are registered directly in your name with Reed’s transfer agent, Transfer Online, Inc. A minority of our stockholders are stockholders of record. We have sent the Notice of Internet Availability directly to you if you are a stockholder of record. As a stockholder of record, you may grant your voting proxy directly to Reed’s or to a third party or vote in person at the Annual Meeting as described more fully below.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account or by a bank or another intermediary that is the stockholder of record for those shares. The vast majority of our stockholders are beneficial owners. If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from Reed’s, but your broker, bank or other intermediary forwarded you a notice together with voting instructions for directing that organization how to vote your shares. You may also attend the Annual Meeting in person, but because a beneficial owner is not a stockholder of record, you may not vote in person at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares in person at the Annual Meeting?

You may vote shares for which you are the stockholder of record in person at the Annual Meeting. You may vote shares for which you are the beneficial owner in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted even if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting by the following means:

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By Internet – Before the Annual Meeting - Go to okapivote.com/REED. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 11, 2023, the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

By mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Okapi Partners c/o Jeremy Provost, 1212 Avenue of the Americas, 17th floor, New York, NY 10036. If your proxy card is signed and returned without specifying a vote, it will be voted according to the recommendation of the board on that proposal.

If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing, and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

Who are the proxies?

The board has appointed John J. Bello, our Chairman, and Norman E. Snyder, Jr., our Chief Executive Officer, to serve as proxies at the Annual Meeting. When you fill out your proxy card and return it, or if you vote electronically, you will be giving the proxies your instruction on how to vote your shares at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

The stockholders of record of a majority of the shares entitled to vote at the Annual Meeting must either (1) be present in person at the Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the Annual Meeting.

A majority of the shares of common stock outstanding on the record date of October 13, 2023, represented in person or by proxy, will constitute a quorum at the Annual Meeting. As of October 13, 2023, we had 4,169,131 shares of common stock outstanding. The number of shares required to be represented in person or by proxy at the Annual Meeting to constitute a quorum is 2,084,566.

Under the General Corporation Law of the State of Delaware, abstentions, and broker “non-votes” are counted as present, and therefore are included for the purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when an organization that is the stockholder of record that holds shares for a beneficial owner, and which is otherwise counted as present or represented by proxy, does not vote on a particular proposal because that organization does not have discretionary voting power under applicable regulations to vote on that item and has not received specific voting instructions from the beneficial owner.

Broadridge notified us that it has determined Proposal No. 2 will be treated as non-routine. Since both Proposals are being treated as non-routine, broker non-votes will not be included for the purposes of determining whether a quorum is present at the Annual Meeting. As such, if you hold shares in “street name”, failure to provide instructions to your broker will result in your shares not being present at the meeting and not being voted on the proposals.

What items will be voted upon at the Annual Meeting?

The following items will be voted upon at the Annual Meeting:

(1)	The election of John J. Bello, Norman E. Snyder, Jr., Lewis Jaffe, Randle Lee Edwards, Louis Imbrogno, Jr., Shufen Deng, and Thomas W. Kosler to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal, or disqualification (the “Election of Directors Proposal”);

(2)	The ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”); and

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(3)	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The board does not currently know of any other matters that may be brought before the meeting for a vote. However, if any other matters are properly presented for action, it is the intention of the persons named on the proxy card to vote on them according to their best judgment.

What is the board’s voting recommendation?

For the reasons set forth in more detail later in the Proxy Statement, the board unanimously recommends a vote “FOR” the election of all nominees for director proposed by our board (Proposal No. 1). The board unanimously ratified the selection of Weinberg & Company, P.A. as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2) which selection was made by the board’s Audit Committee and recommends a vote “FOR” Proposal No. 2.

Who will solicit proxies on behalf of the board?

The company has retained Okapi Partners, LLC, a proxy solicitation firm, who may solicit proxies on the board’s behalf. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, Internet and personal solicitation by our directors, director nominees and certain of our executive officers and other employees (who will receive no additional compensation for such solicitation activities), or by Okapi Partners, LLC. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

Who will pay for the costs involved in the solicitation of proxies?

The entire cost of soliciting proxies on behalf of the board, including the costs of preparing, assembling, printing and mailing proxy materials and any additional soliciting materials furnished to stockholders by, or on behalf of, the company, will be borne by the company. Copies of the company’s solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material to beneficial owners. In addition, if asked, the company will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners. We have engaged Okapi Partners, LLC to solicit proxies from stockholders in connection with the Annual Meeting. We will pay Okapi Partners, LLC a fee of $9,000 plus costs and expenses. In addition, we have agreed to indemnify Okapi Partners, LLC and certain related persons against certain liabilities arising out of or in connection with their engagement.

Who can answer my questions?

Your vote at this year’s Annual Meeting is important, no matter how many or how few shares you own. Please contact Okapi Partners, LLC if you have any questions: 1212 Avenue of the Americas, 24th Floor New York, NY 10036; (212) 297-0720; Toll-Free: (877)259-6290; E-mail: info@okapipartners.com.

How can I provide my comments to the company?

We urge you to let us know your comments about the company or to bring a particular matter to our attention by writing directly to us at Reed’s, Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, attention: Joann Tinnelly, Chief Financial Officer.

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How many votes are needed to have the proposals pass?

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter at the Annual Meeting is required to elect the directors (Proposal No. 1) and to approve the Auditor Ratification Proposal (Proposal No. 2).

How are the votes counted?

You will have one vote for each share of our common stock that you owned on the record date. If the proxy card is properly executed and returned prior to the Annual Meeting, the shares of common stock it represents will be voted as you instruct on the proxy card. If a proxy card is unmarked, or if you indicate no vote, the shares of common stock it represents will be voted “FOR” Proposal No. 1, the election of director nominees recommended by the board, and “FOR” Proposal No. 2, the Auditor Ratification Proposal.

No Cumulative Voting. Holders of common stock shall not be entitled to cumulate their votes for the election of directors or any other matters.

Abstentions. In all matters abstentions have the same effect as votes “AGAINST” the matter. Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.

Broker Non-Votes. Whether a proposal is considered a “routine” matter or a “non-routine” matter is subject to the interpretation of certain rules that are applicable to brokers. Broadridge has notified us that Proposal No. 2 will be treated as “non-routine”. A broker is not entitled to vote shares held for a beneficial owner on non-routine items contained in Proposal Nos. 1 and 2. A “broker non-vote” occurs when a broker cannot vote on a matter without instructions from the beneficial holder and such instructions are not received. Under Delaware law “broker non-votes” are not considered entitled to vote and will have no effect on the outcome of Proposal Nos. 1 and 2.

How would my proxy be voted on other matters?

The persons named on the proxy card will have discretionary authority to vote on business other than Proposal Nos. 1 and 2 as may properly come before the Annual Meeting.

Do stockholders have any dissenters’ right with regards to the matters proposed to be acted upon?

There are no rights of appraisal or other similar rights of dissenters under the laws of the State of Delaware with respect to any of the matters proposed to be acted upon herein.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Annual Meeting, and that Form 8-K will be available on our website at www.drinkreedsinc.com/investors/sec-filings/.

Is my vote confidential?

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the company.

WHICH STOCKHOLDERS MAY SPEAK AT THE ANNUAL MEETING?

The Chairman of the Annual Meeting has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. We cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our bylaws provide that the number of directors on the board shall be not less than one or more than nine. The board is empowered to fix the number of directors from time to time and it is currently set at seven. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Governance Committee of the board, comprised of independent directors, nominated, and the board approved the nominations of, seven persons to serve as directors until the 2024 annual meeting, or until each director’s successor is elected and qualified or until his or her death, resignation, removal, or disqualification. Each of the nominees, other than Randle Lee Edwards, is currently serving as a director of Reed’s. Each nominee has agreed to serve if elected. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the board to fill any vacancy. Additionally, the board may elect additional members of the board to fill any additional vacancies.

Director Nominees

All director nominees other than Randle Lee Edwards are currently serving as members of the board. The names and ages of the nominees are set forth in the table below:

Name	Age	Position
John J. Bello	77	Chairman
Norman E. Snyder, Jr.	62	Director, Chief Executive. \Officer
Lewis Jaffe	66	Director
Randle Lee Edwards	58	Director
Louis Imbrogno, Jr.	78	Director
Shufen Deng	59	Director
Thomas W. Kosler	69	Director

Biographies of Nominees

John J. Bello has served as Reed’s board Chairman since his election on November 29, 2016, and is Reed’s sales and marketing expert. Mr. Bello also served as Reed’s Chief Executive Officer from September 30, 2019, through February 29, 2020. Since 2001, Mr. Bello has been the Managing Director of JoNa Ventures, a family venture fund. From 2004 to 2012, Mr. Bello also served as principal and General Partner at Sherbrooke Capital, a venture capital group dedicated to investing in leading, early-stage health and wellness companies. Mr. Bello is the founder and former CEO of South Beach Beverage Company, the maker of nutritionally enhanced teas and juices marketed under the brand name SoBe. South Beach Beverage Company was sold to PepsiCo in 2001 for $370 million, and, in the same year, Ernst and Young named Mr. Bello National Entrepreneur of the Year in the consumer products category for his work with SoBe. Before founding SoBe, Mr. Bello spent fourteen years at National Football League Properties, the marketing arm of the NFL and served as its President from 1986 to 1993. As the President, Mr. Bello was credited for building NFL Properties into a sports marketing leader and creating the model by which every major sports league now operates. Prior to working for the NFL, Mr. Bello served in marketing and strategic planning capacities at the Pepsi Cola Division of PepsiCo Inc. and in product management roles for General Foods Corporation on the Sanka and Maxwell House brands. As a board chair, Mr. Bello also worked with IZZE in brand building, marketing, and strategic planning capacities. That brand was also sold to PepsiCo.

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Mr. Bello earned his BA from Tufts University, cum laude, and received his MBA from the Tuck School of business at Dartmouth College as an Edward Tuck Scholar. Mr. Bello is extensively involved in non-profit work and currently serves as a Tufts University Trustee and advisory board member (athletics) and the Veteran Heritage Project in Scottsdale, Arizona. Mr. Bello also serves on the board of Rockford Fosgate, a seller of OEM audio equipment, and is executive director of Eye Therapies which has licensed its technology to Bausch and Lomb, who markets a redness reduction eye drop under the Lumify brand name.

Lewis Jaffe is our board’s governance expert, has served as a director of Reed’s since his appointment on October 19, 2016, and he is the Chairman of the Governance Committee. Since August 2014, Mr. Jaffe has been teaching as an Executive-in-Residence and Clinical Faculty at the Fred Kiesner Center for Entrepreneurship, Loyola Marymount University. Since January 2010 Mr. Jaffe has served as Chairman of the board for FitLife Brands Inc. (FTLF:OTCBB) and serves on its audit, compensation and governance committees. Since 2006 he has served on the board of York Telecom, a private equity owned company, and serves on its compensation and governance committees. From 2006 to 2008 Mr. Jaffe was Interim Chief Executive Officer and President of Oxford Media, Inc. Mr. Jaffe has also served in executive management positions with Verso Technologies, Inc., Wireone Technologies, Inc., Picturetel Corporation, and he was also previously a Managing Director of Arthur Andersen. Mr. Jaffe was the co-founder of MovieMe Network. Mr. Jaffe also served on the board of Benihana, Inc. as its lead independent director from 2004 to 2012.

Mr. Jaffe is a graduate of the Stanford Business School Executive Program, holds a Bachelor of Science from LaSalle University and holds a Master’s Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing program.

Shufen Deng was appointed to the board on July 7, 2023. Mrs. Deng has been the sole shareholder and sole director of D&D Source of Life Holding Ltd. (“D&D”), the company’s largest shareholder, since February 2023, D&D was the lead investor in Reed’s PIPE transaction which closed on March 25, 2023. As part of the PIPE transaction, the parties entered into a shareholders agreement dated May 25, 2023, pursuant to which Reed’s agreed to support D&D’s nomination of up to two board designees, one of which shall be an independent director. Shufen Deng is D&D’s non-independent designee. From April 2017 through March 2021, she served as Chairman and General Manager of Baolingbao Biology Co., Ltd. (China), and she continues to serve as a member of its board of directors and its compensation committee member. Prior, she served for seven years as a judge in China.

Louis Imbrogno, Jr. was appointed to the board on August 7, 2019. He has served as Chairman of the Compensation Committee since July 6, 2022. Mr. Imbrogno joins the board after a 40-year tenure with PepsiCo, from 1968-2009, bringing extensive expertise in beverage supply chain and management. At PepsiCo he served in a variety of field operating assignments and staff positions including the role of Senior Vice President of Worldwide Technical Operations. In this role he was responsible for Pepsi-Cola’s worldwide beverage quality, concentrate operations, research & development and contract manufacturing, reporting directly to the heads of Pepsi-Cola North America and PepsiCo Beverages International. Since Mr. Imbrogno’s retirement from PepsiCo, he has consulted for multiple companies, including PepsiCo.

Mr. Imbrogno holds a BBA in accounting from Pace University and an MBA from Wharton.

Randle Lee Edwards is a corporate attorney with over 25 years of experience practicing in New York and China. He has advised Chinese, U.S., and European companies on a broad range of public and private M&A transactions, including public mergers, stock and asset acquisitions and dispositions, venture capital and private equity deals, as well as the establishment or dissolution of joint ventures. He has served as a member of the supervisory board of Whirlpool (China) Co. Ltd. (Shanghai, China) since March 2023. Previously, he served as Of Counsel to Sherman & Sterling LLP (Beijing, China), from January 2020 to March 2021. Mr. Edwards was a partner at Sherman & Sterling, LLP from January 2001 to December 2019. Mr. Edwards is proficient in Mandarin and is a member of the State Bar of New York. Mr. Edwards holds a J.D. from Columbia University School of Law and a B.A from Columbia College. Mr. Edwards is D&D’s independent designee.

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Thomas W. Kosler was appointed to the board effective July 1, 2022. He is the company’s Audit Committee financial expert and has served as Chairman of the Audit Committee since July 6, 2022. Mr. Kosler has served as a mentor and strategic consultant through his sole proprietorship, Kosler & Company, since 2018. Prior to his retirement, from 1982 through 2018, he was the founder and owner of Kosler & Company, S.C., a boutique CPA and consulting firm. From 2001 to 2018, he was also the founder and Managing Partner of Brookhill Financial, LLC, an investment management firm focused on the retirement and investment accounts of clients of Kosler & Company, S.C. Mr. Kosler earned a B.B.A. with a major in Accounting from the University of Wisconsin - Milwaukee in 1976. Mr. Kosler was a licensed Certified Public Accountant for over 31 years, a Certified Valuation Analyst for over 16 years, a Registered Investment Advisor Representative for over 21 years and accredited in business valuations by the AICPA for over 8 years.

Independence of Director Nominees

Our board has affirmatively determined, after considering all the relevant facts and circumstances, upon recommendation from the Governance Committee, that each of Lewis Jaffe, Louis Imbrogno, Jr., Randle Lee Edwards and Thomas W. Kosler are independent, as “independence” is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq, and does not have a relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Arrangements and Understandings for Director Nominations

Mrs. Deng is the sole shareholder and sole director of D&D Source of Life Holding Ltd. (“D&D”), the company’s largest shareholder. D&D was the lead investor in Reed’s PIPE transaction which closed on March 25, 2023. As part of the PIPE transaction, the parties entered into a shareholders agreement dated May 25, 2023, pursuant to which Reed’s agreed to support D&D’s nomination of up to two board designees, one of which shall be an independent director. Shufen Deng is D&D’s non-independent designee.

Mr. Edwards is D&D’s independent designee. Our Governance Committee has determined this relationship does not interfere with his independence.

To our knowledge, there is no other arrangement or understanding between any of our directors and any other person, including officers and directors, pursuant to which the director was selected as a nominee.

Other Directorships

Other than Lewis Jaffe, no directors or director nominees of the company have been during the last five years or currently are directors of other issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act) or registered investment company. Mr. Jaffe’s other directorships are described above in biography under “Proposal No. 1 - Election of Directors – Business Experience of Nominees”.

Family Relationships

Lindsay Martin, daughter of John J. Bello, was employed in the non-executive position of Vice President of Marketing during the years ended December 31, 2021 and 2020. Other than John Bello’s relationship with Lindsay Martin, who is now a former employee, none of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Skills and Qualifications of the Nominees

The board believes that the qualifications of the nominees, as set forth in their biographies, which are listed above, give them the qualifications and skills to serve as directors of the company.

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Certain Legal Events

In 2014, Louis Imbrogno, Jr. served as Chief Executive Officer of Constar International, Inc. for a six-month period during a bankruptcy proceeding and subsequent sale in a court administered public auction. He was not an executive officer of the company prior to the initiation of the bankruptcy proceedings.

Except as described above, to Reed’s knowledge, none of our directors or director nominees has been involved in legal events that are required to be pursuant to Item 401(f) of Regulation S-K during the past ten years that are material to the person’s ability or integrity.

Material Adverse Events

To Reed’s knowledge, there are no current material legal proceedings in which a director, director nominee or any associate of these parties is adverse to the company or has a material interest adverse to the company or its subsidiaries.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is required for the election of directors. Unless a stockholder indicates otherwise, each signed proxy will be voted “FOR” the election of these nominees.

Under Delaware law “broker non-votes” are not considered entitled to vote and will have no effect on the outcome of Proposal No. 1.

Please note that, in the absence of your specific instructions as to how to vote, your broker may not vote your shares with respect to Proposal No. 1, so please provide instructions to your broker regarding the voting of your shares.

The board unanimously recommends a vote “FOR” the election of John J. Bello, Norman E. Snyder, Jr. Lewis Jaffe, Randle Lee Edwards, Louis Imbrogno, Jr., Shufen Deng and Thomas W. Kosler as directors.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to our non-employee directors for the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
John J. Bello	$50,000	$18,180	-	-	-	$68,130
Lewis Jaffe	$50,000	$18,130	-	-	-	$68,180
James C. Bass	$50,000	$18,130	-	-	-	$68,130
Louis Imbrogno, Jr.	$50,000	$18,180	-	-	-	$68,130
Thomas W. Kosler (2)	$25,000	$11,559	-	-	-	$36,559
Rhonda Kallman (3)	$25,000	$6,627	-	-	-	$31,267
Leon M. Zaltzman (4)	$0	$0	-	-	-	$0

(1)	The amounts represent the fair value of restricted stock awards granted during the year. The award is calculated on the date of grant in accordance with Financial Accounting Standards, excluding any impact of assumed forfeiture rates.

(2)	Thomas W. Kosler was appointed to the board effective July 1, 2022.

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(3)	Rhonda Kallman was elected to the board on December 30, 2021, at the Reed’s, Inc. 2021 Annual Stockholders Meeting. She resigned from her position as director effective June 30, 2022.

(4)	Leon M. Zaltzman was appointed to the board effective March 22, 2022. Mr. Zaltzman elected to waive non-employee director compensation due to his position with the Union Square Entities. Mr. Zaltzman resigned from his position as director effective July 7, 2023.

BOARD STRUCTURE

Leadership Structure

The board does not have a policy as to whether the Chairman should be an independent director or a member of management. Instead, the board remains free to make this determination from time to time in a manner that seems most appropriate for the company. We currently have separate Chairman and Chief Executive Officer positions. John J. Bello, who is not an independent director, serves as Chairman, a role he has held since November 2016. The board believes this governance structure promotes balance between the board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. The current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing Reed’s and leverage the experience and perspectives of the Chairman. Further, the Chairman serves as a liaison between the board and senior management. Our board has determined that its current structure, with separate Chairman and Chief Executive Officer roles is in the best interests of the company and its stockholders at this time.

The board believes its programs for overseeing risk, as described below under “Risk Oversight”, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Board Composition

As of the date of this Proxy Statement, board has seven directors and the following four standing committees: an Audit Committee, a Compensation Committee, a Governance Committee and an Operations Committee.

The table below sets forth the composition of each of the committees of the board. If all the nominees are elected by the stockholders, we expect directors to maintain their current positions on committees of the board.

	Audit Committee	Compensation Committee	Corporate Governance Committee	Operations Committee
John J. Bello (1)				M
Norman E. Snyder, Jr.				M
Lewis Jaffe	M	M	C
James C. Bass
Louis Imbrogno, Jr.	M	C	M
Shufen Deng
Thomas W. Kosler	C

(1) Chairman of board

C - Chairman of committee

M - Member

Audit Committee

Our Audit Committee currently consists of Thomas W. Kosler (Chair), Louis Jaffe and Louis Imbrogno Jr., each of whom is independent within the meaning of the rules of the SEC and Nasdaq rules. Our board has determined that, based on her professional qualifications and experience described above, Thomas W. Kosler is an audit committee financial expert as defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements as required by Nasdaq rules.

The primary functions of the Audit Committee are to oversee: (i) the audit of our consolidated financial statements provided to the SEC and our stockholders; (ii) our internal financial and accounting processes; (iii) the independent audit process; and (iv) compliance with our Code of Ethics, as well as conflicts of interest and related party transactions. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rules 10A-3(b)(2), (3), (4), and (5) of the Exchange Act, concerning the responsibilities relating to: (a) registered public accounting firms, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors, and (d) funding. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter.

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Compensation Committee

Our Compensation Committee currently consists of Louiis Imbrogno, Jr. and Lewis Jaffe, each of whom is an independent director under Nasdaq rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and otherwise independent under the rules and regulations of the SEC.

The functions performed by the Compensation Committee include reviewing and approving all compensation arrangements for our executive officers and administering our equity incentive plans and programs. The Compensation Committee makes all final compensation decisions for our executive officers, including equity grants. The Compensation Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

The Compensation Committee determines or recommends to the board for determination the specific compensation of the company’s Chief Executive Officer and all of the Company’s other executive officers. Although the Committee may seek the input of the Company’s Chief Executive Officer in determining the compensation of the Company’s other executive officers, the Chief Executive Officer may not be present during the voting or deliberations with respect to his compensation. The Compensation Committee considers several factors, including the achievement by the company of pre-established performance objectives, the general performance of the company and the individual officers and other factors that may be relevant.

The Compensation Committee has determined that no risks exist arising from the company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has the authority to retain a compensation consultant or other advisors to assist it in the evaluation of compensation and has the sole authority to approve the fees and other terms of retention of such consultants and advisors and to terminate their services.

Governance Committee

Our Governance Committee currently consists of Lewis Jaffe and Louis Imbrogno, Jr, each of whom is an independent director under Nasdaq rules.

The Governance Committee identifies candidates for board membership. The Governance Committee seeks recommendations from existing board members, executive officers of the company, and persons who own more than five percent (5%) of the company’s outstanding securities. The Governance Committee has no stated specific minimum qualifications that must be met by a candidate for a position on the board. While the Governance Committee does not have a formal policy on diversity, when considering the selection of director nominees, the Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors. The Governance Committee may, when appropriate, retain an executive search firm and other advisors to assist it in identifying candidates for the board.

In addition, the Governance Committee will consider any candidates that may have been recommended by any of the Company’s stockholders who have made those recommendations in accordance with the procedures described in the company’s Bylaws. In addition, such stockholder recommendations must be accompanied by (i) such information about each prospective director nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had the prospective director nominee been nominated by the board and (ii) that the prospective director nominee has consented to be named, if nominated, as a nominee and, if elected, to serve as a director. To date, the company has not received any recommendations from stockholders requesting a candidate for inclusion among the slate of nominees in this Proxy Statement. All of the directors of the company participated in the consideration of the director-nominees included in this Proxy Statement.

Operations Committee

Our Operations Committee currently consists of John J. Bello and Norman E. Snyder, Jr. Our Operations Committee assists the board in fulfilling its oversight responsibilities for matters relating to the company’s operations, particularly those aspects which are most likely to affect stockholder value.

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Committee Charters

We have adopted charters for the Audit, Compensation, and Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our board. We post on our website, at www.drinkreeds.com (“Investor Relations” – “Governance”-”Governance Documents”), the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees and any other corporate governance materials contemplated by the SEC or Nasdaq. These documents are also available in print to any stockholder requesting a copy in writing from our Chief Financial Officer at our executive offices set forth in this Proxy Statement.

Director Diversity Matrix as of October 31, 2023

The matrix below provides information regarding the diversity of our directors as of October 31, 2023. based on voluntary self-identification of gender identity and other demographics. Each of the categories listed in the below tables have the meanings as it is used in Nasdaq Rule 5605(f).

Total Number of Directors and Nominees	7
Number of Directors and Nominees Who Identify in Any of the Categories Below
Gender identity (Female)	1
Gender identity (Male)	6
White/ Caucasian	6
Asian (other than South Asian)	1
African American or Black	0

Board Self-Evaluations

The board periodically conducts self-evaluations to assess its adherence to its corporate governance guidelines and committee charters and to identify opportunities to improve board performance.

Code of Ethics

Our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by a Principal Executive Officer and Senior Financial Officers Code of Ethics that complies with Item 406 of Regulation S-B of the Exchange Act. If Reed’s makes any substantive amendments to the Principal Executive Officer and Senior Financial Officers Code of Ethics or grants any waiver, including any implicit waiver from a provision of the Principal Executive Officer and Senior Financial Officers Code of Ethics, the company will disclose the nature of such amendments or waiver on its website or in a current report on Form 8-K. You may access our Principal Executive Officer and Senior Financial Officers Code of Ethics on our website at www.drinkreeds.com (“Investor Relations” – “Governance”-”Governance Documents” - 11/27/2021 Principal Executive Officer and Senior Financial Officers Code of Ethics”), and any stockholder who so requests may obtain a free copy by submitting a written request to Joann Tinnelly, our Chief Financial Officer.

Code of Ethical Business Conduct

Pursuant to Nasdaq and SEC rules, we also adopted a code of ethical business conduct that applies to all of our directors, officers and employees. You may access our code of ethics on our website at www.drinkreeds.com (“Investor Relations” – “Governance”-”Governance Documents”- “6/19/2006 Code of Ethics”), and any stockholder who so requests may obtain a free copy by submitting a written request to Joann Tinnelly, our Chief Financial Officer.

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Additionally, the code of ethical business conduct is included as Exhibit 14.1 to the company’s Form 10-K, filed with the SEC on April 15, 2022. We intend to disclose any amendments to our code of ethical business conduct and any waivers with respect to our code of ethical business conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.drinkreeds.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our code of ethical business conduct to any such officers or employees.

Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our board, as a whole and through its committees, has responsibility for the oversight of risk management.

Our board receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face including operational, cybersecurity, information technology, human capital, environmental, economic, financial, legal, regulatory and competitive risks. Our board also reviews the various risks we identify in our filings with the SEC, as well as risks relating to specific developments. Our management team maintains primary responsibility for the Company’s risk management, and the Board and its committees rely on the representations of management, the external audit of our financial and operating results, our systems of internal controls and our historically conservative practices when assessing the company’s risks.

The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations, and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Governance Committee monitors the effectiveness of our corporate governance policies and the selection of prospective board members and their qualifications, The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. In addition, the Compensation Committee reviews and monitors matters related to human capital management, including diversity and inclusion initiatives and management of human capital risks. Each committee must report findings regarding material risk exposures to the board as quickly as possible.

Certain Policies

Equity Ownership

The company does not have a policy on equity ownership at this time. However, as illustrated in the “Security Ownership of Certain Beneficial Owners and Management”, table all Named Executive Officers and directors are beneficial owners of stock of the company.

Pledging of Shares

The ability of our directors and executive officers to pledge company stock for personal loans and investments is inherently related to their compensation due to our use of equity awards and promotion of long-termism and an ownership culture. As such, the company has no policies in place preventing or limiting any officer or directors’ ability to pledge their stock.

Insider Trading

All employees, officers and directors of the company or any of our subsidiaries are subject to our blackout policy. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also prohibits trading in company securities during certain pre-established blackout periods around the filing of periodic reports and the public disclosure of material information.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans.

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Anti Hedging

We do not currently have practices or policies relating to hedging in our securities.

Compensation Recovery and Clawback Policies

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), we currently do not have any policies in place in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, pursuant to which we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer. However, under the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer may be subject to clawbacks in the event of a restatement. Thus, the board has not deemed any additional recoupment policies to be necessary. We will continue to monitor regulations and trends in this area.

Awards granted under the 2020 Plan may be subject to forfeiture or recoupment as provided pursuant to any compensation recover or clawback policy that the company may adopt or maintain from time to time.

Board and Committee Meetings

Our board has held 4 routine and 5 special meetings during the fiscal year-ended December 31, 2022. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board and (ii) the total number of meetings held by all committees of our board on which such director was a member.

All of our board members attended our 2022 Annual Meeting of Stockholders,

During the fiscal year ended December 31, 2022, each of our Audit, Compensation and Governance Committees held 4 meetings.

The company does not need a policy for attendance of board members at its annual meetings of stockholders. We encourage our directors to attend each annual meeting of stockholders.

The company does not have a policy for board meeting or committee meeting attendance.

We hold executive sessions in which non-employee directors will meet without the presence or participation of management, with at least one of such sessions including only independent directors. An independent director is selected to chair the executive sessions.

Delinquent Section 16A Reports

Under Section 16 of the Exchange Act, Reed’s directors, executive officers and any persons holding more than 10% of Reed’s common stock are required to report initial ownership of the Reed’s common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Reed’s is required to disclose in this Proxy Statement any failure to file required ownership reports by these dates.

To our knowledge, based solely upon a review of forms and amendments filed with the SEC during and pertaining to our fiscal year ended December 31, 2022, the following individuals each filed one late Form 4 representing one transaction (unless otherwise noted): Norman E. Snyder, Jr, Lewis Jaffe, Thomas W. Kosler, Rhonda Kallman (former director), Louis Imbrogno, Jr. (2 transactions), James C. Bass, Rhonda Kallman (former director) and Leon M. Zaltzman each filed one late Form 3.

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Stockholder Communications

There have been no changes to the procedures by which stockholders may recommend nominees to our board.

Any stockholder may communicate with the board or an individual director by contacting Joann Tinnelly, Chief Financial Officer, 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, Subject: Communication to Board of Directors. The Chief Financial Officer reviews correspondence and determines, at her discretion, whether matters submitted are appropriate for board consideration. The Chief Financial Officer may also forward certain communications elsewhere in the company for review and possible response. In particular, communications such as customer or commercial inquiries or complaints, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material will not be forwarded to the board.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in fulfilling its responsibilities for oversight of the integrity of Reed’s audited consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Reed’s is responsible for establishing and maintaining internal controls and for preparing Reed’s ‘s audited consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee submits the following report for the year ended December 31, 2022:

The Audit Committee has reviewed and discussed with both management and the independent registered public accounting firm the audited consolidated financial statements as of and for the year ended December 31, 2022. The Audit Committee’s review included discussion with the auditors of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the United States Securities and Exchange Commission.

The Audit Committee of the Board*
Chairman and Audit Committee Financial Expert, Thomas W. Kosler
Lewis Jaffe
Louis Imbrogno, Jr.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

* Members at time of issuance of the foregoing report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Party Transactions

Our Audit Committee reviews and approves in advance any proposed related person transactions.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K. The individuals and entities that are considered “related persons” include:

●	Directors and executive officers of Reed’s;
●	Any person known to be the beneficial owner of five percent or more of Reed’s common stock (a “5% Stockholder”); and
●	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, executive officer or 5% Stockholder.

In assessing a related party transaction brought before it for approval the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.

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Any related party transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. There are no transactions required to be reported under Item 404(b) of Regulation S-K since the beginning of our last fiscal year where the policies and procedures did not require review, approval or ratification or were not followed.

In the ordinary course of business, we enter into offer letters with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

The following includes a summary of transactions since the beginning of fiscal 2022 or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to or better than terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

John J. Bello

On March 11, 2021, we entered into an amendment to that certain Financing Agreement dated October 4, 2018, as amended or supplemented with our senior secured lender, Rosenthal & Rosenthal, Inc. (“Rosenthal”) releasing and replacing that irrevocable standby letter of credit by Daniel J. Doherty, III and Daniel J. Doherty, III 2002 Family Trust in the amount of $1.5 million, which served as financial collateral for certain obligations of Reed’s under the Rosenthal credit facility, with a two million dollar ($2,000,000) pledge of securities to Rosenthal by John J. Bello and Nancy E. Bello, as Co-Trustees of The John And Nancy Bello Revocable Living Trust, under trust agreement dated December 3, 2012 (the “Bello Trust”), evidenced by that certain Pledge Agreement to Rosenthal, and as to which Rosenthal has a first and only perfected security interest by the Securities Account Control Agreement held by securities broker).

On November 24, 2021, the Bello trust provided additional collateral support securing a $2,500,000 over-advance under the Financing Agreement, and John J. Bello also provided a personal guarantee. The additional collateral was released on March 17, 2022, along with the personal guarantee. The initial pledged collateral was released March 30, 2022, with the pay-off of the Rosenthal facility.

John J. Bello is the current Chairman, significant stockholder, and former Interim Chief Executive Officer of Reed’s. As consideration for the collateral support, Mr. Bello received 8,000 shares of Reed’s restricted stock and a warrant to purchase up to 30,000 shares of common stock at an exercise price of $10.58 per share.

Lindsay Martin, daughter of John Bello, director of the company, was employed in the non-executive position of Vice President of Marketing during the fiscal year ended December 31, 2022. Ms. Martin was paid approximately $185 for her services during the fiscal year ended December 31, 2022

Former Director Leon M. Zaltzman and Union Square Entities

Mr. Zaltzman is the founder and managing member of Union Square Park Capital Management, LLC (“USPCM”), an SEC Registered Investment Adviser firm and is also the managing member of Union Square Park GP (“USPGP”). USPCM and USPGP serve as the investment manager and general partner to Union Square Park Partners, LP (“USPP Fund”), respectively. Foregoing entities hereinafter collectively referred to as the “Union Square Entities”.

USPP Fund participated in Reed’s recent private placement (the “private placement”) of common stock, $0.0001 par value (“common stock”), and warrants, which closed on March 11, 2022, in the aggregate principal amount of $3,000,000. It acquired 214,286 shares of common stock and warrants to purchase 107,143 shares of common stock in the private placement. Prior to the private placement, Mr. Zaltzman and the Union Square Entities beneficially owned approximately 7.79% of Reed’s common stock. After the private placement, Mr. Zaltzman and the Union Square Entities beneficially owned approximately 17.2% of Reed’s common stock. The common stock and shares of common stock underlying the warrants have the same registration rights granted to all investors in the private placement.

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Warrants issued to USPP Fund are not exercisable until September 27, 2022, and carry a 19.99% beneficial ownership blocker. In conjunction with the private placement and USPP Fund’s role as lead investor, Reed’s and USPCM had an oral understanding pursuant to which Reed’s agreed to support the nomination of USPCM’s nominee, Leon M. Zaltzman, to the Reed’s board, upon qualification and recommendation from Reed’s Governance Committee. Except as set forth above, USPP Fund invested in the private placement pursuant to the same terms and conditions of the other purchasers in the private placement.

Mr. Zaltzman resigned from his position as a director effective July 7, 2023, and has assumed a board observer position.

Neal Cohane, former Chief Sales Officer

Upon his resignation from Reed’s, Mr. Cohane entered into a licensing agreement with Reed’s to develop and grow the Reed’s candy business which had been discontinued by the company. This agreement is not material but may become material as Mr. Cohane grows his business. Reed’s receives certain royalties under agreement and maintains customary controls over its brand and trademarks.

EQUITY COMPENSATION PLAN INFORMATION

On September 29, 2017, the 2017 Incentive Compensation Plan for 60,000 shares was approved by our shareholders. On December 13, 2018, the Amended and Restated 2017 Incentive Compensation Plan was approved by our shareholders increasing the number of shares issuable by 70,000 to 130,000. On December 16, 2019, the Second Amended and Restated 2017 Incentive Compensation Plan (“2017 Plan”) was approved by our shareholders, increasing the number of shares issuable by 20,000 to 150,000.

On December 21, 2020, the 2020 Equity Incentive Plan (“2020 Plan”) for 300,000 shares was approved by our shareholders. The 2020 Plan replaced the 2017 Plan, which would have expired by its terms on September 30, 2027. On December 30, 2021, the Amended and Restated 2020 Plan was adopted by our shareholders, increasing the 2020 Plan to 300,000 shares.

We have discontinued the 2017 Plan and all plans that preceded the 2017 Plan and will not issue any new awards under these prior plans, although awards granted under these plans will remain in effect.

The following table provides information, as of December 31, 2022, with respect to equity securities authorized for issuance under compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in
Plan Category	(a)	(b)	Column (a)

Equity compensation plans approved by security holders	164,423	$48.90	297,534
Equity compensation plans not approved by security holders	0	$-	0
TOTAL	164,423	$48.90	297,534

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EXECUTIVE OFFICERS

The following section sets forth the names and ages of our current executive officers.

Name	Position(s)	Age
Norman E. Snyder, Jr.	Chief Executive Officer, Director	62
Joann Tinnelly	Chief Financial Officer	54
Christopher Burleson	Chief Commercial Officer	41

Biographies of Executive Officers

Norman E. Snyder, Jr. was appointed as Chief Executive Officer and director of Reed’s effective March 1, 2020. Prior to his promotion, Mr. Snyder served as Chief Operating Officer of Reed’s from September 2019 through February 29, 2020. Prior to joining Reed’s, Mr. Snyder served as President and Chief Executive Office for Avitae USA, LLC, an emerging premium new age beverage company that markets and sells a line of ready-to-drink caffeinated waters. Prior to Avitae, he served as the President and Chief Operating Officer for Adina For Life, Inc., President and Chief Executive Officer of High Falls Brewing Company, and Chief Financial Officer, and later Chief Operating Officer of South Beach Beverage Company, known as SoBe. In prior experience, Mr. Snyder served as Controller for National Football League Properties, Inc. and in various roles at PriceWaterhouseCoopers during an eight-year tenure. Mr. Snyder earned a B.S. in Accounting from the State University of New York at Albany.

Joann Tinnelly was appointed to permanent position of Chief Financial Officer on October 19, 2023. She served as Interim Chief Financial Officer from March 31, 2023, through October 19, 2023. She has over 30 years of finance and accounting experience in global public and private equity company environments. She is a Certified Public Accountant and has served as Vice President and Corporate Controller of Reed’s since July 2018. She previously served as Interim Chief Financial Officer of Reed’s, from November 22, 2019, through December 1, 2019. Prior to joining Reed’s, from May 2014 to May 2017, she served as Assistant Controller of Steel Excel, Inc., a subsidiary of Steel Partners Holdings, a global diversified holding company. Prior to 2014, Ms. Tinnelly served as Vice President Financial Planning & Analysis and as Assistant Corporate Controller at USI Insurance Services, Assistant Vice President of Royal Bank of Scotland (RBS) Group, multiple financial roles at Momentive Performance Materials and General Electric and financial auditing at PriceWaterhouseCoopers. Ms. Tinnelly holds a Master of Business Administration in Finance and a Bachelor of Business Administration in Public Accounting both from Pace University.

Christopher Burleson was appointed Chief Commercial Officer effective February 1, 2023. In this role, Mr. Burleson leads the sales organization as well as partners with the operations department to streamline supply chain and cost reduction initiatives. He also focuses on strategic partnerships and growth opportunities. From April 25, 2022, to January 31, 2023, Mr. Burleson served as Chief Commercial Officer of Kin Social Tonics. From March 19, 2018, through April 22, 2022, Mr. Burleson was a Vice President and General Manager of Fever Tree, USA. Mr. Burleson also served as a director of Fever Tree USA.

Family Relationships

None of our executive officers are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

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EXECUTIVE COMPENSATION

The company qualifies as a “smaller reporting company” under rules adopted by the SEC. Accordingly, the company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the company in its status as a smaller reporting company. Under the scaled disclosure obligations, the company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.

The following table summarizes all compensation for fiscal years 2022 and 2021 earned by our “Named Executive Officers” during the reported periods:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total
Norman E. Snyder, Jr.	2021	$358,750	$-	$-	$14,092	$372,842
Chief Executive Officer	2022	$360,500	$-	$-	$15,721	$376,221

Thomas J. Spisak	2021	$256,250	$-	60,746	$10,638	$327,634
Chief Financial Officer (3)	2022	$250,075	$-	-	$10,422	$250,497

Neal Cohane	2021	$243,333	$-		$15,776	$259,110
Former Chief Sales Officer	2022	$250,000	$-		$-	$-

(1) The amounts represent the fair value for share-based payment awards issued during the year. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(2) Other compensation includes both cash payments and the estimated value of the use of company assets.

(3) Mr. Spisak resigned effective March 30, 2023.

(4) Mr. Cohane resigned effective July 1, 2023

Employment Agreements and Salary Arrangements

Norman E. Snyder, Jr.

The board appointed Mr. Snyder to the office of Chief Operating Officer, effective March 1, 2020. Mr. Snyder succeeded John J. Bello who served as Interim Chief Executive Officer from September 30, 2019, through February 29, 2020. The board granted Mr. Snyder a one-time bonus of 3,000 RSAs vesting March 1, 2020, subject to the conditions and limitations of Reed’s Second Amended and Restated 2017 Incentive Compensation Plan, in conjunction with his promotion. Pursuant his employment agreement, on February 25, 2020, he received an equity award of 8,920 stock options, one-half scheduled to vest in equal increments on an annual basis for four years and remainder to vest based on performance criteria to be determined by the board (or Compensation Committee of the board). Mr. Snyder’s performance-based cash bonus was set at a target amount of 30% of base salary for the term of his service as Chief Operating Officer. The agreement provided for acceleration of equity grants triggered by a “change of control”, as defined in the agreement and contains confidentiality, invention assignment and non-solicitation covenants. Mr. Snyder is also eligible to participate in the company’s benefit plans available to its executive officers.

On June 24, 2020, we entered into an amended and restated employment agreement with Norman E. Snyder, Jr. reflecting his promotion to Chief Executive Officer on March 1, 2020. The term of the agreement continues through March 1, 2023, and will automatically renew for an additional one-year term, unless earlier terminated or unless notice of non-renewal is submitted by either party 90 days in advance. Pursuant to the agreement, Mr. Snyder’s base salary of $300,000 per year increased to $350,000 on September 30, 2020, based on satisfaction of certain objectives and to $360,500 on March 1, 2021. Concurrently with his promotion, on February 25, 2020, Mr. Snyder was awarded a restricted stock award consisting of 3,000 shares of the Company’s common stock, which award is evidenced by that certain Restricted Stock Award Agreement dated March 4, 2020. The restricted stock award vested in full on March 1, 2020. Mr. Snyder was also awarded incentive stock option awards to purchase an aggregate of up to 13,920 shares of the Company’s common stock pursuant to Executive Incentive Stock Option Agreements dated February 25, 2020 and May 27, 2020, respectively. Vesting of one-half of each award is time based (and vesting of the remainder of each award is contingent upon achievement of performance goals set by the Board, in its sole discretion. Mr. Snyder is also eligible to receive a performance-based cash bonus at a target amount of 50% of his base salary in effect. He is also eligible to participate in Reed’s other benefit plans available to its executive officers. The agreement provides for acceleration of equity grants triggered by a “change of control”, as defined in the agreement and contains customary, non-competition, confidentiality, invention assignment and non-solicitation covenants. Mr. Snyder is also entitled to six months’ severance benefits in the event of termination without cause by Reed’s or for good reason by Mr. Snyder, subject to execution of a release.

Thomas J. Spisak

We entered into an at-will employment agreement with Thomas J. Spisak to serve as the Chief Financial Officer of Reed’s, effective December 2, 2019. Mr. Spisak’s base annual base salary was increased to $257,500 from $250,000 effective March 1, 2020. Mr. Spisak was also eligible to receive performance-based cash bonus at a target amount of 30% of his base salary. Pursuant to his employment agreement, Mr. Spisak received an initial equity award of 3,000 incentive stock options and 3,000 restricted stock awards on March 3, 2020, one-half of the award (1,500 options and 75,000 restricted stock awards) vesting in equal increments on an annual basis for four years and the remainder (1,500 options and 1,500 restricted stock awards) vesting based on performance criteria to be determined by the board or Compensation Committee. Mr. Spisak was also eligible to participate in Reed’s other benefit plans available to its executive officers. The agreement contained customary confidentiality, non-competition and invention assignment covenants.

Thomas J. Spisak resigned from his position as Chief Financial Officer effective March 30, 2023.

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Christopher Burleson

Mr. Burleson receives a salary of $300,000 and is eligible for an annual performance bonus based on a target of 35% of his annual salary (to be determined by the company in its sole discretion). As an inducement to accept the position, Mr. Burleson received a vested RSA grant of approximately 18,160 shares of common stock of Reed’s valued at $75,000 pursuant to the Reed’s, Inc. 2020 Equity Incentive Compensation Plan, as amended December 30, 2021.

Neal Cohane

Neal Cohane received an annual salary which increased from $210,000 to $250,000 on March 1, 2021, with a 30% bonus target, and he was eligible to participate in benefits offered by the company to its executive officers. Mr. Cohane resigned his position as Chief Sales Officer effective July 1, 2023. He entered into a settlement and release with the company pursuant to which he received $32,350 in cash, payable over a three month period and Reed’s agreed to pay his COBRA insurance premiums (up to $2,746 per month) until the earlier of his eligibility to enroll in another insurance plan or December 31, 2024. At the time of his resignation. Upon his departure from Reed’s, Mr. Cohane entered into a licensing agreement with Reed’s to develop and grow the Reed’s candy business which had been discontinued by the company. This agreement is not material but may become material as Mr. Cohane grows his business. Reed’s receives certain royalties under agreement and maintains customary controls over its brand and trademarks.

Change-in-Control Provisions – Equity Incentive Plans

It is our general policy that equity incentive awards that vest over a term greater than one-year include provisions for acceleration upon a change-in-control.

Our 2017 Plan provides the consequences of a change-in-control provisions may be set forth in individual award agreements. For purposes of the 2020 Plan, a “change in control” generally includes (a) the acquisition of more than 50% of the company’s common stock, (b) the acquisition within a twelve-month period of 30% or more of the company’s common stock, (c) the replacement of a majority of the board within a twelve-month period, by directors whose election was not endorsed by the incumbent board, or (d) the acquisition of all or substantially all of the company’s assets.

Our 2020 Plan, as amended, provides that the Compensation Committee of the board retains discretion under the 2020 Plan to determine the treatment of outstanding awards in connection with a change in control of the company, subject to the terms of contractual agreements of executive officers. For example, the Compensation Committee may cause awards granted under the 2020 Plan to vest upon a change in control, may cancel awards in exchange for a payment of cash (or without a payment, in the case of stock options or SARs with an exercise price that exceeds fair market value), or may cause awards to be continued or substituted in connection with a change in control. For purposes of the 2020 Plan, a “change in control” generally includes (a) the acquisition of more than 50% of the company’s common stock, (b) the acquisition within a twelve-month period of 30% or more of the company’s common stock, (c) the replacement of a majority of the board within a twelve-month period, by directors whose election was not endorsed by the incumbent board, or (d) the acquisition of all or substantially all of the company’s assets. The full definition of “change in control” is set out in the 2020 Plan.

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General provisions of the 2017 Plan and 2020 Plan are subject to contractual modifications that may be set forth in executive employment agreements and award agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2022:

Name and Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Norman E. Snyder, Jr. (Chief Executive Officer)	5,455	1,115	2,230	$44.00	2/25/2030
	500	-	-	$25.00	3/25/2030
	3,697	625	625	$35.00	5/20/2030
	9,875	4,030	2,015	$47.50	9/16/2030

Thomas J. Spisak (Chief Financial Officer)(1)	2,211	375	375	$44.50	3/2/2030	375	$1,309	375	$1,309
	200	-	-	$25.00	3/25/2030
	9,177	3,745	1,873	$47.50	9/16/2030

Neal Cohane (Chief Sales Officer) (2)	4,455	-	-	$80.00	3/28/2028
	1,501	-	-	$25.00	3/25/2030
	2,958	500	500	$35.00	5/20/2030
	5,043	2,057	1029	$47.50	9/16/2030

(1)	Mr. Spisak resigned effective March 30, 2023.
(2)	Mr. Cohane resigned effective July 1, 2023.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of October 13, 2023, for (i) each Named Executive Officer and director, and (ii) all Named Executive officers and directors as a group and (iii) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock. A person is considered to beneficially own any shares (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of October 13, 2023. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of October 13, 2023, is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the principal address of each listed executive officer and director is 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851.

Named Beneficial Owner Directors and Named Executive Officers	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
John J. Bello (2)	4,72,247	13.3%
Norman E. Snyder, Jr. (3)	41,546	1.3%
Neal Cohane (4)	16,454	0.7%
James C. Bass (5)	11,140	0.3%
Joann Tinnelly (6)	12,843	0.5%
Louis Imbrogno, Jr. (7)	9,617	0.3%
Lewis Jaffe (8)	7,395	0.2%
Shufen Deng (9)	1,392,650	31.6%
Thomas W. Kosler	13,918	0.3%
Christopher Burleson (10)	24,160	0.6%

Directors and Named Executive Officers as a group (10 persons)	1,932,810	46.7%
5% or greater stockholders
Union Square Entities (11)	699,494	16.2%
Whitebox Entities (12)	257,718	9.9%
D&D Source of Life Holdings Ltd. (13)	1,392,650	31.6%

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(1) Based on 4,169,131 shares outstanding as of October 13, 2023.

(2) Includes 25,087 shares held by the Bello Family Partnership, Shares underlying 58,555 currently exercisable warrants held in Mr. Bello’s name, 2,318 shares held in Mr. Bello’s personal IRA, 1,000 shares underlying currently exercisable stock options held in Mr. Bello’s name and 10,042 shares held directly in Mr. Bello’s name, 143,135 shares and shares underlying 38,685 currently exercisable warrants held by the John and Nancy Bello Revocable Trust with co-trustee and spouse, Nancy Bello.

(3) Includes 13,129 shares issuable upon exercise of currently exercisable options.

(4) Includes 11,832 shares issuable upon exercise of currently exercisable options.

(5) Includes 1,600 shares issuable upon exercise of currently exercisable options

(6) Includes 4,870 shares issuable upon exercise of currently exercisable options.

(7) Includes 1,600 shares issuable upon exercise of currently exercisable options

(8) Includes 1,600 shares issuable upon exercise of currently exercisable options

(9) Mrs. Deng has voting and dispositive control over shares held by D&D Source of Life Holdings, Ltd.

(10) Includes 18,160 RSAs previously granted to Mr. Burleson that will be issued to him within 60 days.

(11) Includes 145, 828 shares of common stock issuable pursuant to currently exercisable warrants. Principal address is 1120 Avenue of the Americas, Suite 1512, New York, NY 10036. Mr. Zaltzman is the founder and managing member of Union Square Park Capital Management, LLC (“USPCM”), an SEC Registered Investment Adviser firm and is also the managing member of Union Square Park GP (“USPGP”). USPCM and USPGP serve as the investment manager and general partner to Union Square Park Partners, LP (“USPP Fund”), respectively. Foregoing entities hereinafter collectively referred to as the “Union Square Entities Mr. Zaltzman has voting and dispositive control over shares held by the Union Square Entities.

(12) Includes Whitebox Advisors LLC, a Delaware limited liability company (“WA”), Whitebox General Partner LLC, a Delaware limited liability company (“WGP”) and Whitebox Multi-Strategy Partners, a Cayman Islands exempted limited partnership (“WMP”). The address of the business office of WA and WGP is: 3033 Excelsior Boulevard, Suite 500, Minneapolis, MN 55416. The address of the business office of WMP is Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands. Each of WA and WGP is deemed to be the beneficial owner of 257,718 shares (includes shares underlying $10,711,250 principal amount and accrued interest of secured convertible promissory notes subject to 9.9% blocker). WMP may be deemed to be the beneficial owner of 148,904 shares (includes shares underlying $10,711,250 principal amount and accrued interest of secured convertible promissory notes subject to 9.9% blocker as applied to the aggregate number of Notes held by WA’s clients and then applied pro rata to the Notes held directly by WMP). Each of WA and WGP is deemed to beneficially own 9.9% of the common stock. WMP may be deemed to beneficially own 5.7% of the common stock.

(13) Principal address is 26 Harbour Road, Wanchai, Rooms 3006-07, China Resources Building. Includes 232,108 shares of common stock underlying currently exercisable warrants.

PROPOSAL NO. 2 – Ratification OF AUDITORS PROPOSAL

The Audit Committee has reappointed Weinberg & Company, P.A. to audit our consolidated financial statements for the fiscal year ending December 31, 2024. Weinberg & Company, P.A., an independent registered public accounting firm, has served as our independent auditor continuously since 2009. A representative from Weinberg & Company, P.A. is not expected to be present at the annual meeting.

Although stockholder ratification of the appointment is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of Weinberg & Company, P.A. is not approved by the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter, the audit committee will consider the appointment of another independent registered public accounting firm for fiscal 2024.

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Weinberg & Company, P.A. (“Weinberg”) was our independent registered public accounting firm for the years ended December 31, 2022, and 2021.

The following table shows the fees paid or accrued by us for the audit and other services provided by Weinberg for the years ended December 31, 2022, and 2021:

	2022	2021

Audit Fees	$205,304	$186,089
Audit-Related Fees	-	-
Tax Fees	38,674	45,184
All Other Fees	8,820	38,896
Total	$252,798	$270,169

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Audit Fees

Weinberg provided services for the audits of our financial statements included in Annual Reports on Form 10-K and limited reviews of the financial statements included in Quarterly Reports on Form 10-Q.

Audit Related Fees

Weinberg did not provide any professional services which would be considered “audit related fees.”

Tax Fees

Weinberg prepared our 2022 and 2021 Federal and state income tax returns.

All Other Fees

Services provided by Weinberg with respect to the filing of various registration statements made throughout the year are considered “all other fees.”

Audit Committee Pre-Approval Policies and Procedures

Under the SEC’s rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

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Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. Accordingly, 100% of audit services and non-audit services described in this Item 14 were pre-approved by the Audit Committee.

There were no hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on this proposal is required is required to ratify the appointment of Weinberg & Company, P.A. as independent registered public accounting firm.

Broadridge has notified us that this Proposal No. 2 will be treated as non-routine. Brokers will not have ability to submit discretionary voting on this Proposal No. 2. If you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from Proposal No. 2, you will have to provide your broker with such an instruction.

The board unanimously recommends a vote “FOR” Proposal. No. 2 - the Ratification of Auditors Proposal.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This practice, known as “householding”, is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one set of proxy materials from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our Notice of Internet Availability of Proxy Materials has been sent to your address.

We will promptly deliver separate copies of our proxy materials at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to Reed’s, Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, attention: Joann Tinnelly, Chief Financial Officer, or by telephone at 1-203-890-0557.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is not a part of our proxy soliciting materials, is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com. Requests for copies of our Annual Report may also be directed in writing to Joann Tinnelly, Chief Financial Officer, Reed’s, Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851.

We filed our Annual Report with the SEC on May 15, 2023. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to Joann Tinnelly, Chief Financial Officer, Reed’s, Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851.

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STOCKHOLDER PROPOSALS FOR NEXT YEAR’s ANNUAL MEETING

Stockholder proposals intended to be presented at our 2024 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 and stockholder proposals for director nominations must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive offices of the Corporation not later than July 5, 2024. Any other stockholder proposals to be presented at the 2024 Annual Meeting of Stockholders (other than a matter brought pursuant to SEC Rule 14a-8 and director nominations) must be delivered to the Secretary of the Corporation or mailed and received at the principal executive offices of the Corporation no later than August 14, 2024. A proposal must be submitted by a stockholder of record and must set forth the information required in our Bylaws.

If we hold our annual meeting more than 30 days before or after December 12, 2024 (the one-year anniversary date of our 2023 Annual Meeting of Stockholders), we will disclose the new deadlines by which these stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K.

STOCKHOLDER ADVISORY VOTES

The current frequency of stockholder advisory vote on the compensation paid to our Named Executive Officers is every three years. The next stockholder advisory vote on the compensation paid to our Named Executive Officers will occur at our 2025 annual meeting. The next stockholder advisory vote on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers will occur at our 2025 annual meeting.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The board does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners, LLC at the address set forth below.

By Order of the Board of Directors,

/s/ John J. Bello
John J. Bello
Chairman

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REED'S INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 12, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints John J. Bello and Norman E. Snyder, Jr., and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Reed's, Inc., a Delaware corporation, in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at 11:00 a.m. Eastern time, on December 12, 2023. The 2023 Annual Meeting will be held at 201 Merrit 7 Corporate Park, Norwalk, Connecticut 06851. The undersigned hereby revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held December 12, 2023
The Proxy Statement to Stockholders is available at:
www.okapivote.com/reeds

Please mark vote as in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED ON PROPOSAL 1.

1. The Election of Directors Nominees:

	FOR	AGAINST	ABSTAIN
(1a) John J. Bello	☐	☐	☐
(1b) Norman E. Snyder, Jr.	☐	☐	☐
(1c) Lewis Jaffe	☐	☐	☐
(1d) Randle Lee Edwards	☐	☐	☐
(1e) Louis Imbrogno, Jr.	☐	☐	☐
(1f) Shufen Deng	☐	☐	☐
(1g) Thomas W. Kosler	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL 2.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

CONTROL #:

SHARES:

____

Signature Date:

____

Signature (if held jointly) Date:

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲